EXHIBIT 17.1

Gregory G. Nadeau

1 Carrier Place

Lewiston, Maine  04240

September 17, 2020

Michael Barbera, Chairman, Basanite Inc. Board of Directors

Basanite Industries

2041 NW 15th Ave.

Pompano Beach, FL  33069

Dear Chairman Barbera:

Please accept my resignation as a member of the Basanite Inc. Board of Directors effective Monday, September 21, 2020.

It has been my pleasure to serve on the Board and I depart with full confidence in the current Board and your leadership.  I also have full confidence in Interim Acting Chief Executive Officer Simon Kay and his management team. Significant progress has been made in positioning the company to engage in producing high quality product.

I leave the Board because my business simply demands more of my attention, but I am pleased that some of my work involves advancing the use of new age and more sustainable materials in our nation’s infrastructure.  I am confident Basanite will succeed and grow to become an important contributor in meeting growing market demand.

Yours truly,

/s/ Gregory G. Nadeau

Gregory G. Nadeau

cc: Simon Kay, Interim Chief Executive Officer